--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                      FORM 8-K/A

                                   AMENDMENT NO. 1
                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

            Date of Report (Date of Earliest Event Reported) June 12, 1998

                                      VDI MEDIA
                  (Exact Name of Registrant as Specified in Charter)

        California                   0-21917                  95-4272619
(State or Other Jurisdiction       (Commission)        (I.R.S. Identification)
     of Incorporation)             File Number)


         6920 Sunset Boulevard                                 90028
        Hollywood, California                                (Zip Code)
(Address of Principal Executive Offices)


                                    (323) 957-5500
                  Registrant's telephone number, including area code
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The undersigned registrant (the "Registrant") hereby amends the following items of its Current Report on Form 8-K dated June 12, 1998 (the "Report") as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The Registrant amends the information set forth in Items 7(a) and 7(b) of the Report and restates such items in their entirety as set forth below.

     (a)  Financial Statements of Business Acquired



                            Report of Independent Auditors

The Board of Directors
All Post, Inc.

We have audited the accompanying balance sheets of the videotape post-production division of All Post, Inc. as of May 31, 1998 and July 31, 1997, and the related statements of operations and divisional deficit, and cash flows for the ten months ended May 31, 1998 and the year ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the videotape post-production division of All Post, Inc. as of May 31, 1998 and July 31, 1997, and the results of its operations and its cash flows for the ten months ended May 31, 1998 and the year ended July 31, 1997 in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP
Los Angeles, California

August 19, 1998

                                    All Post, Inc.
                         (Videotape Post-Production Division)

                                    Balance Sheets



                                                          MAY 31         JULY 31
                                                           1998           1997
                                                      ----------------------------
ASSETS
Current assets:
Cash                                                  $           -    $   146,675
  Accounts receivable, less allowance for doubtful
   accounts of $26,000 in 1998 and $33,000 in 1997        3,387,380      4,285,503
  Inventories                                               790,613        981,135
  Equipment held for sale                                    75,000        100,000
  Other current assets                                       77,095        116,918
                                                      ----------------------------
Total current assets                                      4,330,088      5,630,231


Property and equipment, at cost                          29,634,797     29,378,171
Less accumulated depreciation                            (9,874,129)    (7,403,837)
                                                      ----------------------------
Net property and equipment                               19,760,668     21,974,334
Other assets                                                364,378        431,045
                                                      ----------------------------
Total assets                                          $  24,455,134    $28,035,610
                                                      ----------------------------
                                                      ----------------------------

LIABILITIES AND DIVISIONAL DEFICIT
Current liabilities:
  Accounts payable                                    $   2,274,373    $ 1,117,693
  Accrued expenses                                          958,025      1,199,776
  Accrued interest                                        1,669,486        199,088
  Current portion of long-term debt                       9,633,608     11,329,789
  Revolving line of credit                                2,152,272      2,780,028
                                                      ----------------------------
Total current liabilities                                16,687,764     16,626,374

Long-term debt, less current portion                      2,414,475      2,437,673
Notes payable to stockholders                            14,061,441     12,761,440
Other long-term liabilities                               3,367,797      3,263,997

Commitments and contingencies

Divisional deficit                                      (12,076,343)    (7,053,874)
                                                      ----------------------------
Total liabilities and divisional deficit              $  24,455,134    $28,035,610
                                                      ----------------------------
                                                      ----------------------------


SEE ACCOMPANYING NOTES.
                                       3

                               All Post, Inc.
                     (Videotape Post-Production Division)

                Statements of Operations and Divisional Deficit


                                                    TEN MONTHS         YEAR
                                                      ENDED            ENDED
                                                      MAY 31          JULY 31
                                                       1998            1997
                                                 -----------------------------
Revenues                                         $  13,637,188  $  22,347,522

Costs of services                                    9,946,504     15,840,810
Depreciation expense                                 1,987,202      2,230,697
                                                 -----------------------------
Gross profit                                         1,703,482      4,276,015
Selling, general and administrative expenses         4,366,659      6,879,931
                                                 -----------------------------
                                                    (2,663,177)    (2,603,916)

Interest expense                                     2,557,777      2,681,036
Other expenses                                         734,181        262,293
                                                 -----------------------------
Net loss                                            (5,955,135)    (5,547,245)
Divisional deficit at beginning of period           (7,053,874)    (3,200,421)
Net change in advances from the Company                932,666      1,693,792
                                                 -----------------------------
Divisional deficit at end of period              $ (12,076,343)  $ (7,053,874)
                                                 -----------------------------
                                                 -----------------------------


SEE ACCOMPANYING NOTES.

                                   All Post, Inc.
                       (Videotape Post-Production Division)

                               Statements of Cash Flows

                                                                 TEN MONTHS           YEAR
                                                                   ENDED              ENDED
                                                                   MAY 31            JULY 31
                                                                    1998              1997
                                                                 ----------------------------
OPERATING ACTIVITIES
Net loss                                                         $(5,955,135)    $ (5,547,245)
Adjustments to reconcile net loss to net cash provided
 by operating activities:
  Depreciation                                                     2,470,292        2,824,701
  Loss on sale of assets                                                   -          257,000
  Interest expense not paid to stockholders                        1,357,000        1,150,000
  Changes in assets and liabilities:
    Accounts receivable                                              898,123        1,972,143
    Inventories                                                      190,522          592,667
    Other assets                                                     106,490          509,787
Accounts payable and accrued expenses                              1,132,127       (1,100,835)
                                                                 ----------------------------
Net cash provided by operating activities                            199,419          658,218

INVESTING ACTIVITIES
Purchase of equipment, furniture and fixtures                       (256,626)      (3,408,643)
Proceeds from sale of assets                                          25,000          232,027
                                                                 ----------------------------
Net cash used in investing activities                               (231,626)      (3,176,616)

FINANCING ACTIVITIES
Proceeds from debt and revolving line of credit                            -       54,722,300
Payment of debt and revolving line of credit                      (2,347,134)     (58,048,000)
Proceeds from stockholder debt                                     1,300,000        5,100,042
Payment of stockholder debt                                                -         (972,000)
Net change in advances from the Company                              932,666        1,693,792
                                                                 ----------------------------
Net cash (used in) provided by financing activities                 (114,468)       2,496,134
                                                                 ----------------------------
Net change in cash                                                  (146,675)         (22,264)
Cash at beginning of period                                          146,675          168,939
                                                                 ----------------------------
Cash at end of period                                            $         -     $    146,675
                                                                 ----------------------------
                                                                 ----------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                     $ 1,201,000     $  1,867,000
                                                                 ----------------------------
                                                                 ----------------------------
    Income taxes                                                 $     1,600     $        500
                                                                 ----------------------------
                                                                 ----------------------------

SEE ACCOMPANYING NOTES.

                                 All Post, Inc.
                     (Videotape Post-Production Division)

                          Notes to Financial Statements

                                  May 31, 1998

1. ORGANIZATION AND BASIS OF PRESENTATION

All Post, Inc. (the Company) was formed on August 3, 1993 through the transfer of all of the operating assets and liabilities and the stock of the predecessor All Post, Inc., together with the purchase of all of the operating assets of AME, Inc. in an auction sale conducted by the U.S. Bankruptcy Court for a total purchase price of approximately $18 million which included the assumption of various liabilities and acquisition costs of approximately $2,400,000. The purchase price was allocated entirely to the assets acquired.

The Company's primary business is providing post-production services to the filmed entertainment industry. The services consist of Telecine transfer mastering, editing, audio post-production services, duplication of professional format videotape, broadcast standards conversion and the preservation and restoration of a wide variety of negative and print formats.

On June 11, 1998, the Company entered into an Asset Purchase Agreement (the Agreement) with VDI Media (VDI) whereby VDI acquired substantially all of the assets of the videotape post-production division of All Post, Inc. (All
Post). The aggregate purchase price was $13,000,000 plus the assumption of certain liabilities. VDI purchased certain assets of All Post including the accounts receivable, inventory, equipment, furniture and fixtures (excluding buildings and improvements). The liabilities assumed include accounts payable and other accrued liabilities. VDI did not purchase any of the assets nor assume any liabilities of the Company's post optical services business (Cinetech). VDI also did not assume any of the outstanding debt, related accrued interest of All Post or advisory fees due to stockholders. Under the Agreement, VDI was indemnified in connection with income taxes and outstanding litigation related to the Company. The purchase price is subject to adjustment for the twelve months following the purchase based on gross profit, as defined in the Agreement.

The financial statements reflect the financial position, results of operations and cash flows of All Post, which includes certain assets, liabilities and operations of the Company which are not material. Divisional deficit represents divisional equity after accumulated net losses and intercompany balances. The financial statements of All Post do not necessarily reflect the results of operations or financial position that would have existed had All Post been an independent company.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Post-production revenues are recognized as services are performed in accordance with the underlying agreements.

INVENTORIES

Inventories consist principally of purchased video tapes, and are valued at the lower of cost (first-in, first-out) or market.

DEPRECIATION

Depreciation of property and equipment is computed using the straight-line method over the estimated useful life of three to ten years. The building and related improvements are being depreciated and amortized over 40 years.

EQUIPMENT HELD FOR SALE

Equipment held for sale represents certain post-production machinery no longer used in the Company's operations. Such equipment is stated at the lower of cost or net realizable value.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject All Post to concentration of credit risk consist principally of trade receivables.

All Post performs post-production services for various companies within the entertainment industry. All Post performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. At May 31, 1998, substantially all of All Post's trade receivables were from customers in the entertainment industry. Credit losses relating to customers in the entertainment industry consistently have been within management's expectations.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK (CONTINUED)

For the ten months ended May 31, 1998 and the year ended July 31, 1997, All Post earned revenues from four customers of approximately $7,823,000 (57%) and $12,671,000 (57%), respectively.

FINANCIAL INSTRUMENTS

Financial instruments are carried at historical cost which approximates fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                              MAY 31             JULY 31
                                               1998                1997
                                          ---------------------------------
     Building and land                    $  11,337,000       $  11,337,000
     Post-production equipment               16,466,374          16,292,284
     Furniture and fixtures                     131,069             120,911
     Office equipment                         1,650,329           1,577,951
     Vehicles                                    50,025              50,025
                                          ---------------------------------
                                             29,634,797          29,378,171
     Accumulated depreciation                (9,874,129)         (7,403,837)
                                          ---------------------------------
     Net property and equipment           $  19,760,668       $  21,974,334
                                          ---------------------------------
                                          ---------------------------------


Effective August 1996, the Company transferred $2,795,000 of net equipment from All Post to Cinetech.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)


4. LONG TERM DEBT AND REVOLVING CREDIT LINE

Long-term debt consists of the following:

                                              MAY 31             JULY 31
                                               1998                1997
                                           --------------------------------
     Bank term loans                       $  9,608,624       $  11,304,805
     Mortgage payable, due in monthly
       installments of $18,711 through
       October 2003, including interest
       at 8%, secured by building             2,439,459           2,462,657
                                           --------------------------------
                                             12,048,083          13,767,462
     Less current portion                    (9,633,608)        (11,329,789)
                                           --------------------------------
     Long-term debt                        $  2,414,475        $  2,437,673
                                           --------------------------------
                                           --------------------------------


On December 28, 1995, the Company entered into a loan and security agreement with Sanwa Business Credit Corporation (the Loan Agreement). The facility consists of a revolving line of credit (the Revolver) of a maximum of $7,000,000 two term loans of $9,300,000 (Term Note A) and $3,000,000 (Term
Note B) and a capital expenditure (CAPEX) loan of $6,000,000.

The amount to be borrowed at any time under the Revolver is an amount equal to 85% of eligible accounts as defined not to exceed $7,000,000. Such amounts are repaid as collections occur on the eligible amounts. The line bears interest at prime (8.50% at May 31, 1998) plus .375% or Euro-rate (LIBOR) (5.69% at May 31, 1998) plus 2.875% and is payable monthly. The Company shall pay an unused line fee equal to .25% of the difference between the maximum revolving loan and the daily average outstanding balance during the previous calendar quarter.

Term Note A is for a principal amount not to exceed $9,300,000. Term Note B is in a principal amount not to exceed $3,000,000. Term Note A is repayable in 53 equal monthly installments, plus a principal balloon payment in the 54th month (based on a 78 month amortization) commencing on July 1, 1996. Term Note B is repayable in 53 equal consecutive monthly installments, plus a balloon payment in the 54th month (based on a 114 month amortization) commencing on July 1, 1996. If the Revolver is no longer available for any reason, Term Notes A and B shall be due and payable on demand. Term Notes A and B bear interest at prime (8.50% at May 31, 1998) plus.875% Euro-rate (5.69% at May 31, 1998) plus 3.375% or the U.S. Treasury bond rate (5.4% at May 31, 1998) plus 3%. Interest is payable monthly commencing on January 1, 1996.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)


4. LONG TERM DEBT AND REVOLVING CREDIT LINE (CONTINUED)

The maximum amount eligible to be outstanding at any one time under the CAPEX loan is an amount equal to 85% of the cost of new equipment purchased by the Company not to exceed $6,000,000. Initially, the maximum amount available under the CAPEX loan will be $2,000,000, increasing by $2,000,000 on each anniversary date of the Loan Agreement up to the maximum of $6,000,000. The loan is repayable in 47 equal monthly installments, plus a principal balloon payment in the 48th month (based on a 72 month amortization) commencing January 1, 1997. If the Revolver is no longer available for any reason, the CAPEX loan shall be due and payable on demand. Interest is payable monthly commencing on January 1, 1996. The CAPEX loan bears interest at prime plus
 .875% or Euro-rate (5.69% at May 31, 1998) plus 3.375%. Upon the second and third anniversaries of the Loan Agreement, the Company shall pay a fee of 1% of the $2,000,000 increase in the CAPEX loan.

The Loan Agreement requires the maintenance of certain financial ratios including minimum tangible net worth, net profit after taxes and cash flow coverage ratio. The Company is not in compliance with these covenants at May 31, 1998. The Loan Agreement is secured by substantially all of the Company's assets. As a result of the non-compliance with loan covenants, $7,637,000 and $9,333,000 of debt has been reclassified as a current liability as of May 31, 1998 and July 31, 1997, respectively.

The aggregate maturities of long term debt consists of the following:


  Year ending July 31:
    1998 (remaining two months)                $  9,633,608
    1999                                             31,000
    2000                                             33,000
    2001                                             36,000
    2002                                             39,000
    Thereafter                                    2,275,475
                                               ------------
                                               $ 12,048,083
                                               ------------
                                               ------------


Subsequent to the purchase by VDI, the Company repaid all debt outstanding with Sanwa. Under the Agreement, VDI did not assume any outstanding debt of the Company.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)


5. NOTES PAYABLE TO STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

During 1993, the Company received $5,182,000 from certain stockholders evidenced by 12% Subordinated Promissory Notes (the Notes) originally due August 3, 1997. The Notes are subordinate to all other Company debt. The holders of the Notes have stated that they will not demand payment of interest amounts due on the Notes prior to August 1, 1999 and, therefore, such interest has been classified as other long-term liabilities. In connection with the issuance of the Notes, the Company issued 150,490 warrants to purchase common stock at an exercise price of $.79 to the stockholders expiring on November 5, 1998.

During 1995, 1996 and 1997, certain stockholders loaned the Company $6,168,000 evidenced by Demand Promissory Notes (the Demand Notes) which bear interest at the lower of the prime rate plus 2% or 13%. The holders of the Demand Notes have stated that they will not demand payment on the Demand Notes prior to August 1, 1999 and, therefore, the Demand Notes have been classified as long-term. The holders of the Demand Notes have stated that they will not demand payment of interest amounts due on the Demand Notes prior to August 1, 1998 and therefore such interest has been classified as other long-term liabilities.

Interest expense to related parties amounted to approximately $1,357,000 and $1,150,000 for the ten months ended May 31, 1998 and the year ended July 31, 1997, respectively.

6. INCOME TAXES

The Company has applied the provisions of Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" (Statement 109) to account for deferred income taxes which utilizes the liability method.

Deferred income taxes under the liability method reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)


6. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax liabilities and assets are as follows:


                                              MAY 31             JULY 31
                                               1998                1997
                                           --------------------------------
Deferred tax liabilities:
  Tax in excess of book depreciation       $  2,061,000        $  2,001,000

Deferred tax assets:
  Net operating loss carryforwards            8,926,000           6,485,000
  Other                                          32,000              30,000
                                           --------------------------------
Net deferred tax asset                        6,897,000           4,514,000
Valuation allowance                          (6,897,000)         (4,514,000)
                                           --------------------------------
                                           $          -        $          -
                                           --------------------------------
                                           --------------------------------


At May 31, 1998, the Company, for tax purposes, had available federal and state net operating loss carryforwards of approximately $23,173,000 and $11,254,000, respectively, expiring through July 2011.

Section 382 of the Internal revenue Code (the Code) provides rules limiting the utilization of a corporation's net operating loss carryovers following a specified change in the ownership of a corporation's equity (and Ownership Change). Following an Ownership Change, the amount of taxable income of a corporation that can be offset by pre-Ownership Change net operating loss carryovers generally cannot exceed an amount equal to the fair market value of the corporation's stock immediately before the Ownership Change (subject to certain adjustments) multiplied by the federal long-term tax-exempt rate in effect on the date of the Ownership Change (the Annual Limitation). If the Annual Limitation for a taxable year exceeds the taxable income for such year, the Annual Limitation for the next taxable year is increased by the amount of such excess. Approximately $2,740,000 (federal) and $1,037,000 (state) net operating losses are attributable to a predecessor company and are subject to an annual limitation imposed by Section 382 of the Code. The annual limitation has not yet been determined.

                               All Post, Inc.
                   (Videotape Post-Production Division)

                  Notes to Financial Statements (continued)

7. COMMITMENTS

All Post occupies office space in buildings owned by the Company. Subsequent to May 31, 1998, VDI entered into a ten-year operating lease agreement with the Company for this office space (the VDI Lease). In addition, All Post is obligated under various operating leases for other office space, as well as operating leases for telephone equipment and vehicles. The majority of these leases require that All Post perform all necessary repairs and maintenance, provide insurance and pay taxes assessed against the leased property. The terms of the leases range from two to five years, some of which have renewal options. The office rentals may be adjusted annually, pursuant to the terms of each lease agreement. Minimum future obligations under all leases at May 31, 1998 including the VDI Lease, are summarized as follows:

   Fiscal year ended July 31,
   --------------------------
     1998 (remaining two months)            $   114,000
     1999                                       540,000
     2000                                       588,000
     2001                                       525,000
     2002                                       508,000
     2003                                       530,000
     Thereafter                               2,778,000
                                             ----------
   Total minimum lease payments              $5,583,000
                                             ----------
                                             ----------

Rent expense under the operating leases was approximately $251,000 and $431,000 for the ten months ended May 31, 1998 and the year ended July 31, 1997, respectively.

8. YEAR 2000 COMPLIANCE (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the year 2000 and is in the process of converting critical data processing systems. The Company does not expect its year 2000 compliance to have a significant effect on its operations or financial results.

     (b)  Pro Forma Financial Information

The following unaudited pro forma financial statements give effect to the acquisition of the videotape duplication facilities of All Post, Inc. (All
Post). The unaudited pro forma combined balance sheet presents the combined financial position of VDI Media (the "Company") and All Post at March 31, 1998 as if the Company had acquired All Post on that date. Such pro forma information is based upon the unaudited historical balance sheet data of the Company and All Post on March 31, 1998. The unaudited pro forma combined statements of operations for the three month period ended March 31, 1998 and the most recently completed fiscal year ended December 31, 1997, reflect adjustments as if the transaction had occurred on January 1, 1997. The acquisition is being accounted for as a purchase.

The unaudited pro forma combined financial statements reflect the Company's allocation of the purchase price of approximately $13 million to the assets and liabilities of All Post based upon the Company's current estimates of the relative values of the assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained, and differ from that used in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial information and related notes of All Post, appearing in Item 7 (a) of this current report on Form 8-K and the historical financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company for the year ended December 31, 1997, and the three months ended March 31, 1998, previously filed with the Securities and Exchange Commission. The pro forma information is not necessarily indicative of the future results of the combined companies.

PRO FORMA COMBINED BALANCE SHEET

The following unaudited pro forma combined balance sheet presents the combined financial position of the Company and All Post as of March 31, 1998. Such unaudited pro forma information is based on the combined historical balance sheets of the Company and All Post as of March 31, 1998, giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Financial Statements.


                                                                                 MARCH 31, 1998
                                                     -------------------------------------------------------------------
                                                         VDI             ALL                                  COMBINED
                                                        MEDIA           POST       Adjustments               PRO-FORMA
                                                     ------------   ------------   ------------             ------------
ASSETS
Current assets:
     Cash and cash equivalents                       $  3,249,000   $       -                               $  3,249,000
     Accounts receivable, net                          10,709,000      3,519,000                              14,228,000
     Inventories                                          505,000        827,000                               1,332,000
     Deferred income taxes                                619,000           -                                    619,000
     Prepaid expenses and other current assets            367,000         91,000                                 458,000
                                                     ------------   ------------   ------------             ------------
          Total current assets                         15,449,000      4,437,000           -                  19,886,000

     Property and equipment, net                        8,519,000      9,134,000     (4,634,000)(A)           13,019,000
     Deferred income taxes                                   -              -                                        -
     Other assets, net                                    276,000          3,000                                 279,000
     Goodwill and other intangibles, net                9,798,000              -      5,292,000(A)            15,090,000
                                                     ------------   ------------   ------------             ------------
          Total Assets                               $ 34,042,000   $ 13,574,000   $    658,000             $ 48,274,000
                                                     ------------   ------------   ------------             ------------
                                                     ------------   ------------   ------------             ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                $  4,460,000      1,208,000                               5,668,000
     Other accrued liabilities                          1,717,000         24,000                               1,741,000
     Income taxes payable                                 487,000           -                                    487,000
     Borrowings under revolving credit agreement        2,172,000           -        13,000,000(A)            15,172,000
     Current portion of notes payable                      28,000           -                                     28,000
     Current portion of capital lease obligation          682,000           -                                    682,000
                                                     ------------   ------------   ------------             ------------
          Total current liabilities                     9,546,000      1,232,000     13,000,000               23,778,000
                                                     ------------   ------------   ------------             ------------

     Deferred income taxes                                 24,000           -                                     24,000
     Notes payable, less current portion                     -              -                                        -
     Capital lease obligation, less current portion       496,000           -                                    496,000

Shareholders' equity:
     Preferred stock                                         -              -              -                        -
     Common stock                                      20,206,000           -              -                  20,206,000
     Retained earnings                                  3,770,000     12,342,000    (12,342,000)(A)            3,770,000
                                                     ------------   ------------   ------------             ------------
          Total shareholders' equity                   23,976,000     12,342,000    (12,342,000)              23,976,000
                                                     ------------   ------------   ------------             ------------
          Total liabilities and shareholders'
           equity                                    $ 34,042,000   $ 13,574,000   $    658,000             $ 48,274,000
                                                     ------------   ------------   ------------             ------------
                                                     ------------   ------------   ------------             ------------



PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the combined results of operations of the Company and All Post for the year ended December 31, 1997 by combining the historical statements of operations of the Company and All Post for the period, giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Financial Statements.



                                                                           YEAR ENDED DECEMBER 31, 1997
                                                     -------------------------------------------------------------------
                                                                                                              COMBINED
                                                         VDI            ALL                                 STATEMENT OF
                                                        MEDIA          POST         Adjustments              OPERATIONS
                                                     ------------   ------------   ------------             ------------

Revenues                                            $  40,772,000  $  18,306,000                           $  59,078,000
Cost of goods sold                                     24,898,000     15,950,000       (488,000)(B)           40,360,000
                                                     ------------   ------------   ------------             ------------

Gross profit                                           15,874,000      2,356,000        488,000               18,718,000

Selling, general and administrative expense             9,253,000      5,642,000       (973,000)(B),(C),(D)   13,922,000
                                                     ------------   ------------   ------------             ------------
Operating income                                        6,621,000     (3,286,000)     1,461,000                4,796,000
Interest (income) expense                                 (68,000)          -                                    (68,000)
Other (income) expense                                          -       (261,000)                               (261,000)
                                                     ------------   ------------   ------------             ------------
Income before income taxes                              6,553,000     (3,547,000)     1,461,000                4,603,000
Provision for income taxes                              2,572,000          2,000       (687,000)(E)            1,887,000
                                                     ------------   ------------   ------------             ------------
Net income                                           $  3,981,000   $ (3,549,000)  $  2,148,000             $  2,716,000
                                                     ------------   ------------   ------------             ------------
                                                     ------------   ------------   ------------             ------------

Earnings per share:
  Basic:
     Net income per share                            $       0.44                                           $       0.30
     Weighted average number of shares                  9,122,575                                              9,122,575
  Diluted:
     Net income per share                            $       0.43                                           $       0.29
     Weighted average number of shares including
     the dilutive effect of stock options               9,207,940                                              9,207,940



         See accompanying Notes to Pro Forma Combined Financial Statements.


PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the combined results of operations of the Company and All Post for the three months ended March 31, 1998 by combining the historical statements of operations of the Company and All Post for the period, giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Financial Statements.



                                                                       THREE MONTHS ENDED MARCH 31, 1998
                                                     -------------------------------------------------------------------
                                                                                                              COMBINED
                                                         VDI             ALL                                STATEMENT OF
                                                        MEDIA           POST        Adjustments              OPERATIONS
                                                     ------------   ------------   ------------             ------------
Revenues                                             $ 11,643,000   $  4,093,000                            $ 15,736,000
Cost of goods sold                                      7,138,000      3,315,000       (122,000)(B)           10,331,000
                                                     ------------   ------------   ------------             ------------

Gross profit                                            4,505,000        778,000        122,000                5,405,000

Selling, general and administrative expense             2,523,000      1,029,000       (243,000)(B),(C),(D)    3,309,000
                                                     ------------   ------------   ------------             ------------
Operating Income                                        1,982,000       (251,000)       365,000                2,096,000
Interest (income) expense                                  87,000                                                 87,000
Other (income) expense                                       -           (27,000)                                (27,000)
                                                     ------------   ------------   ------------             ------------
Income before income taxes                              1,895,000       (278,000)       365,000                1,982,000
Provision for income taxes                                777,000                        36,000(E)               813,000
                                                     ------------   ------------   ------------             ------------
Net income                                           $  1,118,000   $   (278,000)  $    329,000             $  1,169,000
                                                     ------------   ------------   ------------             ------------
                                                     ------------   ------------   ------------             ------------

Earnings per share:
  Basic:
     Net income per share                            $       0.12                                           $       0.12
     Weighted average number of shares                  9,635,199                                              9,635,199
  Diluted:
     Net income per share                            $       0.11                                           $       0.12
     Weighted average number of shares including
     the dilutive effect of stock options               9,734,705                                              9,734,705



         See accompanying Notes to Pro Forma Combined Financial Statements.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The following significant adjustments were made to the historical balance sheets of the Company and All Post at March 31, 1998 or historical statements of operations of the Company and All Post, as applicable, to arrive at the pro forma combined balance sheet and pro forma combined statements of operations:

     (A) Pro forma adjustments have been made to (i) write down the book value of recorded assets to their estimated fair market value (ii) record estimated goodwill of $5.3 million equal to the excess of the initial consideration over the fair market value assigned to specific assets less liabilities assumed, (iii) eliminate the equity of All Post and (iv) reflect the use of borrowings under the Company's revolving credit agreement to purchase All Post.

     (B) Pro forma adjustments have been made to reflect a reduction for salaries of employees terminated in connection with the acquisition of All Post which were effected immediately thereafter. These adjustments totaled $488,000 and $123,000 to cost of goods sold and $486,000 and $121,000 to selling, general and administrative expenses for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. The related severance costs were not significant.

     (C) A pro forma adjustment has been made to marketing, general and administrative expenses to reflect the amortization over 20 years of the goodwill related to the acquisition of All Post.

     (D) Pro forma adjustments have been made to selling, general and administrative expenses to reflect a reduction for rent related to facilities no longer used by the Company after the purchase. These adjustments totalled $752,000 and $188,000 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

     (E) A pro forma adjustment has been made to reflect the effective tax rate of the combined company.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf, the undersigned, thereunto duly authorized, in Los Angeles, California on August 21, 1998.


DATE: August 26, 1998              VDI Media



                                   By:  /s/ Donald Stine
                                        ----------------------------------------
                                        Name: Donald Stine
                                        Title: Chief Financial Officer